EXHIBIT 10.2

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (the ”Agreement") is made effective as of the 18th day of September, 2013, by and among Wyomex, LLC (the "Assignor"); Magna Group, 1.LC (the "Assignee") and Titan Iron Ore Corp, (the "Company"),

WHEREAS, Assignee wish to purchase and assume, $200,000 of the Assignors' right, title, and interest in and to that Non-Resource Non-Interest Bearing Promissory Note, dated as of April 2, 2012 made by the Company in the original principal amount of $6,855,000 in favor of Assignor (the "Promissory Note") ; and

WHEREAS, the Assignor desires to sell and assign to the Assignee $200.000 of the Assignors' right, title, and interest in and to the Promissory Note, based on the terms and conditions set out herein.

WHEREAS, the Assignee will have no interest or claim to Assignors' right, title. and interest in and to the Advanced Production Payment and any other royalty interest due to the Assignor;

WHEREAS, at the closing of this Agreement, the Assignee and the Company will enter into a Convertible Promissory Note, (the "Convertible Note") which the Assignor will not be a party to and will have no obligations thereunder.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto agree as follows;

1.
Assignment.   Subject to and in accordance with the terms and conditions set forth in this Agreement, the Assignor hereby grants, sells, assigns, and conveys to the Assignee, without recourse, $200,000 of the Assignor's right, title and interest in and to the Promissory Note. The balance remaining on the original Promissory Note due to Wyomex, LLC will then be $6,655,000.

2.
Consideration.   In consideration for the sale and assignment of $200,000 of the original Promissory Note, Assignee shall pay to the Assignor $158,400 by wire immediately upon the mutual execution of these documents by all parties.

3.	Representations of Assignor. Assignor hereby represents and covenants to Assignee that:

a.
Assignor has all requisite authority to execute and deliver this Agreement and any other document contemplated by this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby;

b.	The outstanding principal amount of the Promissory Note, as of September 18, 2013 is $6,855,000;

e.	Assignor's interest in and to the Promissory Note are free and clear of all liens, encumbrances, obligations or defects which are of record prior to the date of this Agreement;

d.	Assignor is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act;

e.	Neither Assignor nor any of its officers and directors are now, or have been in the last 90-days, officers or directors of the Company, or beneficial holders of 10% or more of its stock,

4.	Representations of Assignee. The Assignee hereby represents and covenants, individually, to the Company that:

a.
Assignee has all requisite power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement to be signed by the Assignee and to perform its obligations hereunder and to consummate the transactions contemplated hereby;

b.
Assignee has substantial experience in evaluating and investing in securities of companies similar to the Company and acknowledges that it can protect its own interests, Assignee has such knowledge and experience in financial and business matters so it is capable of evaluating the merits and risks of its investment in the Company. Assignee is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act;

c.
Assignee has had an opportunity to receive all information related to the Company requested by them and to ask questions of and receive answers From the Company regarding the Company, and its business. Assignee has reviewed the Company's periodic reports on file with Securities and Exchange Act filings;

d.	Assignee understands that there is a limited trading market for the shares issued upon conversion of the Convertible Note and that an active market may not develop for the shares;

e.	Assignee represents and warrants that it has read the terms of the Promissory Note and agrees to such terms.

5.
Entire Agreement. This Agreement constitutes the entire agreement between the parties in respect of the assignment contemplated hereby and there are no warranties. representations, terms, conditions, or collateral agreements expressed or implied, statutory or otherwise, other than expressly set forth in this Agreement. This Agreement expressly supersedes and replaces any and all prior understandings or agreements between the parties with respect to the subject matter of this Agreement.

6.
All Further Acts. Each of the parties hereto will do any and all such acts and will execute any and all such documents to support the conversion of the debt to purchase by the Assignee to common stock equity as may reasonably be requested from Assignee's legal counsel or broker-dealer., Notwithstanding the above sentence, the execution of any further document(s) will in no manner alter the terms and conditions of this agreement between the parties.

7.	Choice of Law. This Agreement shall be governed by, and construed with, the laws of the State of New York, without giving effect to the conflict of law provisions thereof

8.	Notices. Notices to Assignee under the Note, shall be to the address set forth above.

9.	Headings. The headings and captions contained in this Agreement are for convenience of reference only and will not in any way affect the meaning or interpretation of this Agreement.

10.
Survival. Each party is entitled to rely on the representations and warranties of the other party and all such representations and warranties will be effective regardless of any investigation that the party has undertaken of failed to undertake. The representations and warranties in Section 3 (a-e) above will survive the effective date of this Agreement and continue in full force and effect until six (6) months after the effective date of this Agreement.

11.
No Assignment. No Party may assign any right, benefit or interest in this Agreement without the written consent of the other party, which Consent may not he unreasonably withheld. This Agreement will inure to the benefit of, and be binding upon, the Assignors and the Assignee and their respective successors and assigns.

12.	Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

13.
Counterparts and Electronic Means. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the day and year first written above.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

Assignor:

Wyomex LCC

/s/ John P. Simons

Name: JOHN P. SIMONS
Title: PARTNER & GENERAL MANAGER

Assignee:

Magna Group LLC

/s/ Joshua Sason

Joshua Sason, CEO

Company:

TI'T'AN IRON ORE CORP,

/s/ Andrew Brodkey

Andrew Brodkey, President, CEO